EXHIBIT 21

MYERS INDUSTRIES, INC.

DIRECT AND INDIRECT SUBSIDIARIES

As of December 31, 2002

North American & Related Operations
Ameri-Kart Corp.	Kansas
Ameri-Kart (MI) Corp.	Michigan
Buckhorn Inc.	Ohio
• Buckhorn Limited	UK
• Buckhorn Canada, Inc.	Ontario, Canada
• Buckhorn of California, Inc.	Ohio
• Buckhorn Rubber Products Inc.	Missouri
Dillen Products, Inc.	Nevada
Eastern Tire Equipment & Supplies, Limited	Quebec, Canada
Grower Express Trucking, Inc.	Ohio
Listo Products, Ltd.	Yukon Territory
MYEcap Financial Corp.	Ohio
Myers Industries International, Inc.	Ohio
Myers Missouri, Inc.	Missouri
• AC Buckhorn LLC (50%)	Missouri
Myer’s Tire Supply (Canada) Limited	Ontario, Canada
Myers Tire Supply Distribution, Inc.	Ohio
Patch Rubber Company	North Carolina
• Kwik Patch Private Ltd. (30.98%)	India
Plastic Parts, Inc.	Kentucky
R.B. Mfg. Co.	Ohio

Operating Divisions
Advanced Traffic Markings (of Patch Rubber Company)	Roanoke Rapids, NC
Akro-Mils (of Myers Industries, Inc.)	Akron, Ohio
Dillen Products (of Myers Industries, Inc.)	Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)	Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)	Akron, Ohio

European and Foreign Operations
MYElin International Finance, SA	France (Resident of Ireland)
Myers Europe, SA	France
• Allibert Buckhorn Europe, SAS	France
• Atelier de Transformation des Matieres Plastiques, SA	France
• SCI de la Plaine	France
• Holdiplast SA	France
• Allibert Equipement, SA	France
• Allibert Anshan Cuves SARL (10%)	China
• Allibert Equipement US Inc.	Delaware, USA
• AC Buckhorn LLC (50%)	Missouri, USA
• Allibert Contenitori SpA	Italy
• Allibert Contentores-Sistemas de Armazenagem, S.A.	Portugal
• Allibert Buckhorn UK Limited	UK
• Allibert Manutencion S.A.	Spain
• Allibert Equipement Sprl	Belgium
• Allibert Transport und Lagertechnik GmbH	Austria
• Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH	Germany
• Allibert Transport und Lagertechnik GmbH & Co Kg	Germany
Myers de El Salvador S.A. De C.V.	El Salvador
• Orientadores Comerciales S.A.	Guatemala
• Myers de Panama S.A.	Panama
• Myers TSCA, S.A.	Panama
raaco International A/ S	Denmark
• raaco Benelux B.V	Netherlands
• raaco France	France
• raaco Germany	Germany
• raaco Great Britain	UK
• raaco Sweden	Sweden